Exhibit 10.16

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into on November 22, 2021 between Progressive Care, Inc., a Delaware corporation (the “Company”), and Yelena Braslavskya 2020 Gift Trust Dmitry Kristal Trustee (the “Shareholder”).

RECITALS

Shareholder is the sole record and beneficial owner of all 51 of the issued and outstanding shares of the Series A Preferred Stock, par value $0.001 per share, of the Company (the “Series A Stock”). Shareholder desires to exchange the shares of Series A Stock owned by the Shareholder for shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in an amount equal to 4.6% of the number of shares of Common Stock issued and outstanding as of the Effective Date (as defined below), on the terms and subject to the conditions contained herein (the “Share Exchange”). The Company has determined that the Share Exchange is in the best interests of the parties and have approved this Agreement and the transactions contemplated hereby.

TERMS OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Share Exchange and Issuance. Subject to the terms and conditions of this Agreement, on the Effective Date, the Company shall issue to Shareholder the number of shares of Common Stock in an amount equal to 4.6% of the number of shares of Common Stock issued and outstanding as of the Effective Date (the “Shares”) and the Shareholder will return the Series A Stock to the Company for cancellation and return to treasury. The “Effective Date” is the date immediately preceding the date of the filing of the final Amendment to Registration Statement on Form S-1/A filed with the Securities and Exchange Commission (the “Commission”) pursuant to a Qualified Offering (as defined below) to precede such Registration Statement being declared effective by the Commission. “Qualified Offering” means the closing of an underwritten offering by the Company pursuant to which (1) the Company receives aggregate gross proceeds of at least $10 million in consideration of the purchase of securities (the “Offering Securities”) or (2) (a) the Company receives aggregate gross proceeds of at least $5 million in consideration of the Offering Securities and (b) the Common Stock becomes listed on The Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT (the earlier to occur of (1) or (2) above, the “Qualified Offering”). The Shareholder shall deliver to the Company all certificates representing the shares of Series A Stock owned by the Shareholder properly endorsed for cancellation and return to treasury and the Company shall issue to Shareholder a new certificate (or book entry statement) representing the Shares.

2. Effect of Exchange. The parties hereto hereby acknowledge and agree that all shares of Series A Stock owned by Shareholder shall be cancelled as contemplated hereby and Shareholder shall be entitled only to the exchange of the shares of Series A Stock held by the Shareholder for the Shares of Common Stock provided for herein. Except as to the rights and obligations of the parties arising under this Agreement and the Shares issued to Shareholder hereunder, each of the parties hereto hereby forever releases, surrenders, waives and abandons any and all claims, rights, obligations, rights of action whether in contract or tort, of any and every type whatsoever, known or unknown, past, present or future (expressly assuming all risk thereof and associated therewith) against the other party, its officers, directors, employees, shareholders, affiliates or other agents or persons acting on its behalf arising solely from the Shareholder’s prior ownership of the Series A Stock and in connection with the Share Exchange.

3. Representations of the Company. The Company represents and warrants to the Shareholder that:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b) Authorization; Enforcement. (i) The Company has all reqms1te corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue and deliver the Shares, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and

(iv) this Agreement constitutes a legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

(c) Issuance of Shares. The Shares have been duly authorized and upon issuance will be validly issued, fully paid, and non-assessable shares of the Company, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of shareholders of the Company.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation, as amended, or Bylaws. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, Bylaws, or other organizational documents Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof and to issue the Shares.

2

(e) Covenants. The Company covenants to the Shareholder the following:

1.	At Shareholder’s request, the Company will use commercially practicable efforts to provide, through counsel, at the Company’s expense, a Rule 144 legal opinion to the Shareholder that is acceptable to the Shareholder in case the Shareholder will require one for the purpose of depositing the Shares with a clearing or brokerage firm for the purpose of liquidating all or a portion of the Shares.

2.	The Company will provide all and any supporting and necessary documentation to the Shareholder or on behalf of the Shareholder for the purpose of clearing or registering the Shares.

4. Representations of Shareholder. The Shareholder represents and warrants to the Company solely as to Shareholder that:

(a) Ownership. The Shareholder is the sole record and beneficial owner of the shares of Series A Stock and such shares of Series A Stock are free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

(b) Investment Purpose. The Shareholder is acquiring the Shares for its own account and not with a present view towards the public sale or distribution thereof.

(c) Transfer or Re-sale. The Shareholder understands that (i) the issuance of the Shares has not been and is not being registered under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “1933 Act”) or any applicable state securities laws, and the Shares may not be transferred except pursuant to an effective registration statement or a valid exemption from the registration requirements of the 1933 Act, and neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(d) Legends. The Shareholder understands that the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificate(s) representing such Shares):

“The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope acceptable to the Company that registration is not required under said Act.”

3

(e) Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Shareholder, and this Agreement constitutes the valid and binding agreement of the Shareholder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

5. Counterparts. This Agreement may be executed in any number of counterparts, .· each of which shall be an original but all of which together shall constitute one and the same instrument.

6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State (without regard to the choice of law provisions thereof). Each party hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Florida sitting in Broward County, Florida, and of the United States District Court for the Southern District of Florida for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each party further agrees that any service of process, summons, notice or document sent by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

7. Amendment. This Agreement may be amended only by the mutual agreement and written consent of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

PROGRESSIVE CARE, INC.

By:
Alan Jay Weisberg
Chief Executive Officer

SHAREHOLDER

Yelena Braslavskya 2020 Gift Trust
Dmitry Kristal, Trustee